                                                                   EXHIBIT 23.05


                        INDEPENDENT ACCOUNTANTS' CONSENT

       We consent to the incorporation by reference in this registration statement on Form S-8 of AmeriQuest Technologies, Inc. of our report dated July 21, 1994, except as to notes 7, 8, 11(b) and 11(c) which are as of September 27, 1994, with respect to the financial statements of Ross White Enterprises, Inc. (d/b/a National Computer Distributors), which report appears in the Form 8-K of AmeriQuest Technologies, Inc. dated as of November 14, 1994.


                                                           KPMG PEAT MARWICK LLP

  August 21, 1995

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